As filed with the Securities and Exchange Commission on November 14, 2006

                                                      Registration No. 333-_____
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                 ----------------------------------------------

                                ELECTROGLAS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 ----------------------------------------------

          Delaware                                                 77-0336101
(State or Other Jurisdiction of                                (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                               5729 Fontanoso Way
                               San Jose, CA 95138
                    (Address of Principal Executive Offices)

                            2006 Stock Incentive Plan
                            (Full Title of the Plan)

                 ----------------------------------------------
                                 Thomas M. Rohrs
                      Chief Executive Officer and Chairman

                                ELECTROGLAS, INC.
                               5729 Fontanoso Way
                               San Jose, CA 95138
                     (Name and Address of Agent for Service)

                                 (408) 528-3000
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                                Justin L. Bastian
                                 Francis M. Jose
                             Morrison & Foerster LLP
                               755 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 813-5600

                 ----------------------------------------------
                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
                                                  Proposed Maximum    Proposed Maximum
Title Of Each Class Of           Amount To Be      Offering Price        Aggregate          Amount of
Securities To Be Registered     Registered (1)      Per Share(2)      Offering Price(2)   Registration Fee
-----------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
value                             4,000,000            $2.94             $11,760,000           $1,260
-----------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's 2006 Stock Incentive Plan (as amended) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock. Additionally, this Registration Statement shall also cover any shares previously registered with the Registrant's Registration Statements on Form S-8 originally filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, on (i) August 24, 1998 in connection with the Registrant's 1997 Stock Incentive Plan, as amended (the "1997 Plan") and, (ii) August 16, 2001 in connection with the Registrant's 2001 Non-Officer Employee Stock Incentive Plan (the "2001 Plan") that would otherwise return to the 1997 Plan and/or the 2001 Plan as a result of forfeiture, termination or expiration of awards granted under the 1997 Plan or 2001 Plan.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee of shares reserved for future issuance under the Registrant's 2006 Stock Incentive Plan. The computation is based on the average of the high and low price of the Registrant's Common Stock as reported on the Nasdaq Global Market on October 30, 2006, because the price at which the options to be granted in the future is not currently determinable.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Electroglas, Inc. (the "Registrant"):

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 2006, filed with the Commission on August 25, 2006.

     2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 2, 2006, filed with the Commission on October 10, 2006.

     3. The Registrant's Current Reports on Form 8-K filed with the Commission on July 10, 2006 (with respect only to Item 8.01 of such Form 8-K), September 8, 2006 and October 27, 2006.

     4. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on April 23, 1993, including any amendment or report filed for the purpose of updating such description.

     All  documents  filed by the  Registrant  with the  Commission  pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

        Not applicable.

Item 5.         Interests of Named Experts and Counsel.

        Not applicable.

Item 6.         Indemnification of Directors and Officers.

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the GCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article IX of the Certificate of Incorporation of the Registrant eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to directors and officers of the Company to the fullest extent permitted by the GCL. Among other things, these provisions provide indemnification for officer and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.

     In addition, the Registrant has entered, or intends to enter, into indemnification agreements with its directors and certain of its officers. In general, these indemnification agreements require the Registrant to indemnify such persons against certain liabilities, expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director and/or an officer of the Registrant or any of its affiliated enterprises. Such indemnification agreements also set forth certain procedures, including the advancement of expenses that apply in the event of a claim for indemnification.

     The Registrant has obtained a policy of directors' and officers' liability insurance that insures the Registrant's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.         Exemption from Registration Claimed.

        Not applicable.

Item 8.         Exhibits.

          5.1      Opinion of Morrison & Foerster LLP

         23.1      Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

         23.2 Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm

         23.3 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

         24.1      Power of Attorney (Page 7)

Item 9.         Undertakings.

     (A)  The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act ;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Electroglas, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on November 14, 2006.

                                                ELECTROGLAS, INC.

                                                By: /s/ Thomas M. Rohrs
                                                    ----------------------------
                                                    Thomas M. Rohrs
                                                    Chief Executive Officer and
                                                    Chairman of the Board

                                POWER OF ATTORNEY

     Each person whose signature  appears below  constitutes and appoints Thomas
M. Rohrs and Thomas E. Brunton, and each of them, with full power to act alone, his true and lawful attorneys-in-fact, with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                        Title                                Date
     ---------                        -----                                ----
                                Chief Executive Officer and
                                Chairman of the Board (Principal
/s/ Thomas M. Rohrs             Executive Officer)                     November 14, 2006
----------------------------
      Thomas M. Rohrs

                                Chief Financial Officer,
                                Vice President, Administration,
                                Treasurer and Secretary (Principal
                                Financial Officer and
/s/ Thomas E. Brunton           Principal Accounting Officer)          November 14, 2006
----------------------------
      Thomas E. Brunton

/s/ Fusen E. Chen, Ph.D.        Director                               November 14, 2006
----------------------------
       Fusen E. Chen, Ph.D.

/s/ Mel Friedman                Director                               November 14, 2006
----------------------------
      Mel Friedman

/s/ C. Scott Gibson             Director                               November 14, 2006
----------------------------
      C. Scott Gibson

/s/ John F. Osborne             Director                               November 14, 2006
----------------------------
      John F. Osborne

/s/ Edward M. Saliba            Director                               November 14, 2006
----------------------------
      Edward M. Saliba

                                INDEX TO EXHIBITS

Exhibit
Number          Document
-------         --------

5.1             Opinion of Morrison & Foerster LLP

23.1            Consent of Counsel (included in Exhibit 5.1)

23.2            Consent of BDO Seidman, LLP, Independent Registered Public
                Accounting Firm

23.3            Consent of Ernst & Young LLP, Independent Registered Public
                Accounting Firm

24.1            Power of Attorney (Page 7)

                                                                     EXHIBIT 5.1

                             MORRISON & FOERSTER LLP
                              Palo Alto, California

                                November 14, 2006

Electroglas, Inc.
5729 Fontanoso Way
San Jose, CA 95138

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by Electroglas, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on November 14, 2006 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of 4,000,000 shares of the Company's Common Stock reserved for issuance pursuant to the Company's 2006 Stock Incentive Plan (the "Shares").

     As counsel to the Company, in connection with the Registration Statement, we have examined the proceedings taken by the Company in connection with the registration of the Shares.

     Based on the foregoing, it is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement and the related prospectus, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto.

                                        Very truly yours,


                                        /s/ Morrison & Foerster LLP